Exhibit 99.1

News

Contacts:
Media:
Steve Holzman
610.738.6126
sholzman@cephalon.com

Investors:
Robert (Chip) Merritt
610.738.6376
cmerritt@cephalon.com

For Immediate Release

Cephalon Reports Outstanding Financial Results for 2005

Revenue increases 19 percent;

Cephalon updates and raises 2006 guidance

Frazer, Pa. – February 14, 2006 – Cephalon, Inc. (Nasdaq: CEPH) today reported 2005 revenue of $1.2 billion, a 19 percent increase over 2004.  Diluted loss per share was $3.01.  Excluding amortization expense and certain other items, diluted adjusted income per share was $2.76, a 14 percent increase over the comparable figure of $2.42 in 2004 and within the range of the company’s previously issued 2005 guidance.

Sales totaled $1.16 billion in 2005, an 18 percent increase compared to 2004.  In 2005, sales of PROVIGIL® (modafinil) Tablets [C-IV] increased 17 percent to $512.8 million; sales of ACTIQ® (oral transmucosal fentanyl citrate) [C-II] increased 19 percent to $411.8 million; and sales of GABITRIL® (tiagabine hydrochloride) Tablets were $72.3 million, a 23 percent decrease. Sales of other products totaled $159.7 million in 2005.

“Cephalon delivered strong top- and bottom-line growth in 2005,” said Frank Baldino Jr., Ph.D., Chairman and CEO.  “We also completed a series of acquisitions and collaborations that created a fully integrated oncology business and expanded our business geographically.  We continued to make progress in our plan to launch five new drugs.  Finally, we eliminated uncertainty and added significant upside for our business by settling our litigation over PROVIGIL.  As a result, we enter 2006 in a position of strength, poised to deliver our best performance ever.”

SOURCE:  Cephalon, Inc. • 41 Moores Road • Frazer, PA  19355 • (610) 344-0200 • Fax (610) 344-0065

— more —

For the fourth quarter of 2005, the company reported total revenue of $336.4 million, a 13 percent increase from the fourth quarter of 2004 and sales of $322.9 million, up 15 percent from the same quarter last year. Diluted income per share for the fourth quarter of 2005 was $0.30. Excluding amortization expense and certain other items, diluted adjusted income per share was $0.71.

Cephalon is updating its guidance for 2006 for sales of $1.55-1.60 billion, an increase of $200 million over its previously issued 2006 sales guidance. This includes central nervous system (CNS) franchise sales of $765-815 million, pain franchise sales of $425-475 million and other product sales of $285-335 million.  SG&A and R&D guidance for 2006 is estimated at $630-660 million and $315-335 million, respectively.

The company is introducing adjusted net income guidance for 2006 of $220-230 million, which represents a 24 percent increase over the adjusted net income figure used in the calculation of its previously issued guidance.  The company also is introducing basic adjusted income per common share guidance of $3.80-4.00.  This new per share guidance is based on 58.1 million shares outstanding, which is the weighted average number of common shares outstanding as of December 31, 2005, and does not include any shares associated with the company’s existing convertible notes and outstanding employee stock options.  The number of diluted shares is affected by daily fluctuations in the market price of the company’s common stock.  For this reason, the company believes the use of basic shares in the calculation of income per share provides a better measure of the underlying performance of the business.

The company is introducing first-quarter 2006 sales guidance of $355-365 million and basic adjusted income per share of $0.65-0.70.  Basic adjusted income per common share guidance for the first-quarter 2006 and full-year 2006 is reconciled below and is subject to the assumptions set forth therein.

Cephalon’s management will discuss the company’s fourth-quarter and full-year 2005 performance in a conference call with investors beginning at 5:00 p.m. U.S. EST on Tuesday, February 14, 2006.  To participate in the conference call, dial +1-(913) 981-5543 and refer to conference code number 9425834. Investors can listen to the call live by logging on to the company’s website at www.cephalon.com and clicking on “Newsroom,” then “Webcast.”  The conference call will be archived and available to investors for one week after the call.

Cephalon, Inc.

Founded in 1987, Cephalon, Inc. is an international biopharmaceutical company dedicated to the discovery, development and marketing of innovative products in four core therapeutic areas: central nervous system, pain, oncology and addiction. Cephalon currently employs approximately 3,000 people in the United States and Europe. U.S. sites include the company’s headquarters in Frazer, Pennsylvania, and offices, laboratories or manufacturing

2

facilities in West Chester, Pennsylvania, Salt Lake City, Utah, and suburban Minneapolis, Minnesota. Cephalon’s European headquarters are located in Maisons-Alfort, France.

The company currently markets four proprietary products in the United States: PROVIGIL, GABITRIL, ACTIQ and TRISENOX® (arsenic trioxide) injection, and numerous products internationally. Full prescribing information on its U.S. products is available at www.cephalon.com or by calling 1-800-896-5855.

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements.  Forward-looking statements provide Cephalon’s current expectations or forecasts of future events.  These may include statements regarding anticipated scientific progress on its research programs; development of potential pharmaceutical products; interpretation of clinical results; prospects for regulatory approval; manufacturing development and capabilities; market prospects for its products; sales and earnings guidance; and other statements regarding matters that are not historical facts, including the Company’s position and expected performance in 2006.  You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning.  Cephalon’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties facing Cephalon such as those set forth in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such factors or forward-looking statements.  Furthermore, Cephalon does not intend to update publicly any forward-looking statement, except as required by law.  The Private Securities Litigation Reform Act of 1995 permits this discussion.

This press release and/or the financial results attached to this press release include “Adjusted Net Income,” “Basic Adjusted Income per Common Share,” “Basic Adjusted Income per Common Share Guidance,” “Diluted Adjusted Income Per Common Share,” and “Diluted Adjusted Income Per Share Guidance” amounts that are considered “non-GAAP financial measures” under SEC rules. As required, we have provided reconciliations of these measures. Additional required information is located in the Form 8-K furnished to the SEC in connection with this press release.

# # #

3

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except per Share)

(Unaudited)

	Three Months Ended December 31, 2005				Three Months Ended December 31, 2004
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”
REVENUES:
Sales	$322,930			$322,930	$281,400			$281,400
Other revenues	13,474			13,474	17,599			17,599
	336,404	$—		336,404	298,999	$—		298,999
COSTS AND EXPENSES:
Cost of sales	50,130			50,130	30,374			30,374
Research and development	99,235	(3,944	)(1)	95,291	75,764			75,764
Selling, general and administrative	140,957	(13,192	)(2)	127,765	95,569			95,569
Depreciation and amortization	23,154	(15,473	)(3)	7,681	15,871	(11,297	)(3)	4,574
Impairment charges	20,820	(20,820	)(4)	—	—			—
Acquired in-process research and development	71,200	(71,200	)(5)	—	—	—		—
	405,496	(124,629)		280,867	217,578	(11,297)		206,281

INCOME (LOSS) FROM OPERATIONS	(69,092)	124,629		55,537	81,421	11,297		92,718

OTHER INCOME AND (EXPENSE):
Interest income	6,612			6,612	4,847			4,847
Interest expense	(5,924)			(5,924)	(5,298)			(5,298)
Debt exchange expense	—			—	—	—		—
Write-off of deferred debt issuance costs	(27,109)	27,109	(6)	—	—	—		—
Gain (charge) on early extinguishment of debt	—	—		—	—	—		—
Other income (expense), net	(55)			(55)	(2,931)			(2,931)
	(26,476)	27,109		633	(3,382)	—		(3,382)

INCOME (LOSS) BEFORE INCOME TAXES	(95,568)	151,738		56,170	78,039	11,297		89,336

INCOME TAX (EXPENSE) BENEFIT	113,641	(127,097	)(7)	(13,456)	66	(38,276	)(7)	(38,210)

NET INCOME (LOSS)	$18,073	$24,641		$42,714	$78,105	$(26,979)		$51,126

BASIC INCOME PER COMMON SHARE	$0.31			$0.74	$1.35			$0.89

DILUTED INCOME PER COMMON SHARE	$0.30			$0.71	$1.23			$0.82

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	58,099			58,099	57,754			57,754

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	60,351			60,351	64,889			64,889

CEPHALON, INC. AND SUBSIDIARIES

Notes to Reconciliation of GAAP Net Income (Loss) to “Adjusted” Net Income

Three Months Ended December 31, 2005 and December 31, 2004

(1)	To exclude the write-off of an investment in a development stage company ($1.0 million) and the restructuring of certain research and development activities at Cephalon France ($2.9 million).

(2)

To exclude charges relating to the termination of Salmedix’s facility lease ($2.6 million) and agreements executed with Teva and Ranbaxy related to the settlement of the PROVIGIL patent litigation ($10.6 million).

(3)	To exclude the ongoing amortization of acquired intangible assets.

(4)	To exclude the write-off of an intangible asset due to the expected termination of a distribution agreement in the United Kingdom.

(5)	To exclude the write-off of acquired in-process research and development related to the acquisition of Zeneus.

(6)	To exclude the write-off of deferred debt issuance costs related to the 2% senior subordinated convertible notes.

(7)

To reflect the tax effect of adjustments at the applicable tax rates and $95.5 million and $24.3 million of tax benefits due to the reassessment of the realizability of deferred tax assets in 2005 and 2004, respectively.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Thousands, Except per Share)

(Unaudited)

	Year Ended December 31, 2005				Year Ended December 31, 2004
	GAAP	Adjustments		“Adjusted”	GAAP	Adjustments		“Adjusted”
REVENUES:
Sales	$1,156,518			$1,156,518	$980,375			$980,375
Other revenues	55,374			55,374	35,050			35,050
	1,211,892	$—		1,211,892	1,015,425	$—		1,015,425
COSTS AND EXPENSES:
Cost of sales	164,223			164,223	119,973			119,973
Research and development	354,826	(3,944	)(1)	350,882	273,972			273,972
Selling, general and administrative	443,861	(13,192	)(2)	430,669	339,477	4,214	(2)	343,691
Depreciation and amortization	84,305	(57,651	)(3)	26,654	52,798	(37,753	)(3)	15,045
Impairment charges	20,820	(20,820	)(4)	—	30,071	(30,071	)(4)	—
Acquired in-process research and development	366,815	(366,815	)(5)	—	185,700	(185,700	)(5)	—
	1,434,850	(462,422)		972,428	1,001,991	(249,310)		752,681

INCOME (LOSS) FROM OPERATIONS	(222,958)	462,422		239,464	13,434	249,310		262,744

OTHER INCOME AND (EXPENSE):
Interest income	26,171			26,171	16,486			16,486
Interest expense	(25,235)			(25,235)	(22,186)			(22,186)
Debt exchange expense	—			—	(28,230)	28,230	(9)	—
Write-off of deferred debt issuance costs	(27,109)	27,109	(6)	—	—	—		—
Gain (charge) on early extinguishment of debt	2,085	(2,085	)(7)	—	(2,313)	2,313	(7)	—
Other income (expense), net	1,928			1,928	(5,375)			(5,375)
	(22,160)	25,024		2,864	(41,618)	30,543		(11,075)

INCOME (LOSS) BEFORE INCOME TAXES	(245,118)	487,446		242,328	(28,184)	279,853		251,669

INCOME TAX (EXPENSE) BENEFIT	70,164	(145,375	)(8)	(75,211)	(45,629)	(56,737	)(8)	(102,366)

NET INCOME (LOSS)	$(174,954)	$342,071		$167,117	$(73,813)	$223,116		$149,303

BASIC INCOME (LOSS) PER COMMON SHARE	$(3.01)			$2.88	$(1.31)			$2.63

DILUTED INCOME (LOSS) PER COMMON SHARE	$(3.01)			$2.76	$(1.31)			$2.42

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	58,051			58,051	56,489			56,489

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING-ASSUMING DILUTION	58,051			62,073	56,489			64,358

CEPHALON, INC. AND SUBSIDIARIES

Notes to Reconciliation of GAAP Net Income (Loss) to “Adjusted” Net Income

Years Ended December 31, 2005 and December 31, 2004

(1)	To exclude the write-off of an investment in a development stage company ($1.0 million) and the restructuring of certain research and development activities at Cephalon France ($2.9 million).

(2)

In 2005, to exclude charges relating to the termination of Salmedix’s facility lease ($2.6 million) and agreements executed with Teva and Ranbaxy related to the settlement of the PROVIGIL patent litigation ($10.6 million). In 2004, to exclude the gain resulting from the cancellation of postretirement health care benefits for current employees at Cephalon France.

(3)	To exclude the ongoing amortization of acquired intangible assets.

(4)

In 2005, to exclude the write-off of an intangible asset due to the expected termination of a distribution agreement in the United Kingdom. In 2004, to exclude the impairment charge for the write-off of an investment in MDS Proteomics, Inc.

(5)

In 2005, to exclude the write-off of acquired in-process research and development related to the acquisition of Salmedix ($130.1 million), VIVITROL product rights ($160.0 million), Zeneus ($71.2 million), and other ($5.5 million). In 2004, to exclude the write-off of acquired in-process research and development related to the acquisition of CIMA LABS INC.

(6)	To exclude the write-off of deferred debt issuance costs related to the 2% senior subordinated convertible notes.

(7)

In 2005, to exclude the gain on early extinguishment of debt related to the tender offer of $511.7 million of the 2.5% convertible subordinated notes due 2006. In 2004, to exclude the charge on early extinguishment of debt related to the repurchase of $10 million and $33 million of the 3.875% convertible subordinated notes in March and August 2004, respectively.

(8)

To reflect the tax effect of adjustments at the applicable tax rates and $46.0 million and $7.1 million of tax benefits due to the reassessment of the realizability of deferred tax assets in 2005 and 2004, respectively.

(9)	To exclude the expense related to the exchange of $78.3 million of the 2.5% convertible subordinated notes into common stock.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED SALES DETAIL

(Amounts in Thousands)

(Unaudited)

	Three Months Ended						%
	December 31,						Increase
	2005			2004			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
Provigil	$137,028	$11,239	$148,267	$130,167	$10,208	$140,375	5%	10%	6%
Actiq	112,571	5,198	117,769	83,942	2,575	86,517	34%	102%	36%
Gabitril	12,494	1,179	13,673	19,977	2,156	22,133	(37)%	(45)%	(38)%
Other	13,376	29,845	43,221	8,046	24,329	32,375	66%	23%	34%

	$275,469	$47,461	$322,930	$242,132	$39,268	$281,400	14%	21%	15%

	Year Ended						%
	December 31,						Increase
	2005			2004			(Decrease)
	United States	Europe	Total	United States	Europe	Total	United States	Europe	Total
Sales:
Provigil	$475,557	$37,248	$512,805	$406,238	$33,429	$439,667	17%	11%	17%
Actiq	394,676	17,102	411,778	337,072	7,925	344,997	17%	116%	19%
Gabitril	66,517	5,741	72,258	87,349	6,815	94,164	(24)%	(16)%	(23)%
Other	49,695	109,982	159,677	13,270	88,277	101,547	274%	25%	57%

	$986,445	$170,073	$1,156,518	$843,929	$136,446	$980,375	17%	25%	18%

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in Thousands, Except Share Data)

(Unaudited)

	December 31,	* December 31,
	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$205,060	$574,244
Investments	279,030	217,432
Receivables, net	199,086	208,225
Inventory, net	137,886	86,629
Deferred tax asset	202,573	47,118
Other current assets	40,339	39,915
Total current assets	1,063,974	1,173,563

PROPERTY AND EQUIPMENT, net	323,830	244,834
GOODWILL	471,051	372,534
INTANGIBLE ASSETS, net	742,874	449,402
DEBT ISSUANCE COSTS, net	13,172	25,401
DEFERRED TAX ASSET, net	243,488	163,620
OTHER ASSETS	18,813	22,549
	$2,877,202	$2,451,903

CURRENT LIABILITIES:
Current portion of long-term debt	$933,160	$5,114
Accounts payable	53,699	52,488
Accrued expenses	291,744	170,436
Total current liabilities	1,278,603	228,038

LONG-TERM DEBT	763,097	1,284,410
DEFERRED TAX LIABILITIES	168,699	94,100
OTHER LIABILITIES	54,632	15,311
Total liabilities	2,265,031	1,621,859

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value	584	580
Additional paid-in capital	1,166,166	1,172,499
Treasury stock, at cost	(17,125)	(14,860)
Accumulated deficit	(570,072)	(395,118)
Accumulated other comprehensive income	32,618	66,943
Total stockholders’ equity	612,171	830,044
	$2,877,202	$2,451,903

* Certain reclassifications of prior period amounts have been made to conform with the current year presentation.

CEPHALON, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Thousands)

(Unaudited)

	Year Ended December 31,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(174,954)	$(73,813)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax (benefit) expense	(79,825)	40,081
Tax benefit from equity compensation	5,826	8,017
Debt exchange expense	—	28,230
Tax effect on conversion of convertible notes	—	(10,100)
Depreciation and amortization	89,967	59,016
Amortization of debt issuance costs	34,410	8,275
Stock-based compensation expense	10,784	5,372
Non-cash (gain) charge on early extinguishment of debt	(4,549)	2,313
Pension curtailment	—	(4,214)
Loss on disposals of property and equipment	1,107	1,423
Impairment charges	20,820	30,071
Acquired in-process research and development	201,815	185,700
Other	531	—
Changes in operating assets and liabilities, net of effect from acquisitions:
Receivables	35,070	(105,523)
Inventory	(44,167)	(16,699)
Other assets	8,894	(27,042)
Accounts payable, accrued expenses and deferred revenues	91,955	47,864
Other liabilities	(11,953)	(367)
Net cash provided by operating activities	185,731	178,604

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(118,050)	(50,244)
Acquisition of CIMA, net of cash acquired	—	(482,521)
Acquisition of Salmedix, net of cash acquired	(130,733)	—
Acquisition of TRISENOX	(69,722)	—
Acquisition of Zeneus, net of cash acquired	(365,786)	—
Acquisition of intangible assets	(33,459)	(45,771)
Sales and (purchases) of investments, net	(62,730)	(106,678)
Net cash used for investing activities	(780,480)	(685,214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of common stock options	11,460	12,051
Acquisition of treasury stock	(2,265)	(1,168)
Payments on and retirements of long-term debt	(504,113)	(51,905)
Net proceeds from issuance of convertible subordinated notes	891,949	—
Proceeds from sale of warrants	217,071	—
Purchase of convertible note hedge	(382,261)	—
Net cash provided by (used for) financing activities	231,841	(41,022)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(6,276)	6,177

NET DECREASE IN CASH AND CASH EQUIVALENTS	(369,184)	(541,455)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	574,244	1,115,699

CASH AND CASH EQUIVALENTS, END OF PERIOD	$205,060	$574,244

CEPHALON, INC. AND SUBSIDIARIES

Reconciliation of Projected GAAP Basic Income per Common Share

to Basic Adjusted Income Per Common Share Guidance

(Unaudited)

	Three Months			Twelve Months
	Ended			Ended
	March 31,			December 31,
	2006			2006

Projected GAAP basic income per common share	$0.39	-	$0.43	$2.77	-	$2.91

Amortization of current intangibles	$0.32	-	$0.32	$1.27	-	$1.27
Impact of Statement of Financial Accounting Standard No. 123R	$0.08	-	$0.10	$0.30	-	$0.40
“Share Based Payment” (“SFAS 123R”)
Tax effect of adjustments at the applicable tax rates	$(0.14	) -	$(0.15)	$(0.54	) -	$(0.58)

Basic adjusted income per common share guidance	$0.65	-	$0.70	$3.80	-	$4.00

The Company’s guidance is being issued based on the following assumptions:

•	SPARLON™ and NUVIGIL® are approved and launched in the second quarter of 2006;
•	PROVIGIL sales for the entire year 2006;
•	Fentanyl effervescent buccal tablet (FEBT) is approved and launched late in 2006;
•	Barr Laboratories enters with a generic version of ACTIQ late in 2006;
•	Adjusted effective tax rate of 33 - 35 percent for 2006;
•	Weighted average number of common shares outstanding of 58.1 million shares; and
•

For SFAS 123R calculation, that the assumed tax rate is 36.7 percent and other key assumptions remain constant since adoption, and that any stock option grants that may be made during 2006 are excluded.